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                                                                       EXHIBIT 8



                                BROUSE & MCDOWELL
                        A LEGAL PROFESSIONAL ASSOCIATION
                            500 FIRST NATIONAL TOWER
                                AKRON, OHIO 44308


                                 January 9, 1998


FirstMerit Corporation
III Cascade Plaza, 7th Floor
Akron, Ohio 44308

Gentlemen:

         We have acted as legal counsel to you with regard to the Agreement of Affiliation and Plan of Merger dated November 2, 1997, between FirstMerit Corporation, an Ohio corporation ("FirstMerit" or "Company") and CoBancorp Inc. ("CoBancorp) ("Merger Agreement"). This opinion is rendered pursuant to the requirements of the Merger Agreement and pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended.

         In providing our opinions herein, reference is made to: (a) the registration statement on Form S-4 dated as of the date of this opinion, and any amendments thereto (the"Registration Statement"), and filed with the Securities and Exchange Commission ("Commission") in connection with the registration for issuance by FirstMerit of up to 4,300,000 shares of the Company's common stock, no par value ("Shares"); (b) the terms of the Merger Agreement between FirstMerit and CoBancorp; and (c) the provisions for the issuance of the Shares; all as described in the Registration Statement.

         Unless otherwise defined in this letter, all capitalized terms have the same meanings as set forth in the Merger Agreement. Our opinion is provided to you as a legal opinion only, and not as a guaranty or warranty, and is limited to the specific transactions, documents and matters described above.

         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(a) the Merger Agreement, (b) the CoBancorp Inc. Stock Purchase Option dated November 3, 1997, (c) the Registration Statement, and (d) such other certificates and documents as we have deemed necessary or appropriate in order to enable us to render the opinions below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authority of all persons signing documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In rendering the opinions set forth below, we have relied upon certain statements, representations and covenants of CoBancorp and FirstMerit contained in the Merger Agreement and in documents related thereto. We have made no independent investigation with regard to statements, representations or covenants made or to be made in the Merger Agreement and in documents related thereto. We assume that all such statements and representations are, and will be at the Effective Time, true and complete, but we express no opinion as to their accuracy or completeness. We also assume that the transactions described in the Merger Agreement and in the Registration Statement will be carried out in accordance with its terms.


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         In rendering our opinion, we have assumed that (a) the proposed merger of CoBancorp with and into FirstMerit will qualify as a statutory merger under the Ohio General Corporation Law, and (b) CoBancorp and FirstMerit will satisfy all of the terms of the Merger Agreement and the respective covenants and agreements set forth therein.

         Based upon and subject to the foregoing, our opinion, as delineated in the discussion set forth in the prospectus contained in the Registration Statement under the heading "The Merger -- Material U.S. Federal Income Tax Consequences," accurately describes the material federal income tax consequences generally applicable to the Merger.

         No opinion is rendered on any federal, state or local tax matter except those expressly stated herein. Accordingly, this opinion should not be construed as applying in any manner to any tax aspect of the Merger other than set forth above. In addition, no opinion may be implied or inferred beyond that which is expressly stated herein.

         This opinion is based upon the current provisions of the Code, the Treasury Regulations promulgated thereunder, and the interpretations thereof by the Internal Revenue Service and those courts having jurisdiction over such matters as of the date hereof, all of which are subject to change either prospectively or retroactively. Existing laws may be changed by legislation or promulgation of regulations or may be interpreted differently than they are at present by courts, and such changes may alter the conclusions reached in this opinion. No opinion is rendered with respect to the effect, if any, of any pending or future legislation or administrative regulation or ruling which may have a bearing on any of the foregoing.

         We disclaim any undertaking to advise you of changes which thereafter may be brought to our attention, including any change in the law, whether by legislative or regulatory action, judicial interpretation or otherwise, or of any change of facts as they presently exist.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus comprising a part of the Registration Statement.



                                                     Very truly yours,

                                                     BROUSE & McDOWELL

                                                     /s/ Brouse & McDowell